Exhibit 22

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 22, 2006

TO THE STOCKHOLDERS OF CITIZENS FINANCIAL CORP.:

Notice is hereby given that the Annual Meeting of Stockholders of Citizens Financial Corp. will be held in the lobby of the Citizens National Bank of Elkins, 211-213 Third Street, Elkins, West Virginia, on Saturday, April 22, 2006, at 11:00 A.M., for the purpose of voting on the following matters:

1.	To fix the maximum number of Directors at ten (10).

2.	To elect three (3) Directors to serve a full three-year term expiring in 2009. The nominees are: Robert N. Alday; Cyrus K. Kump; John A. Yeager.

In addition to the foregoing nominees, the following seven (7) persons presently are serving as members of the Board of Directors, for terms to expire in the year indicated for each member: Max L. Armentrout (2008); William J. Brown (2007); Edward L. Campbell (2007); John F. Harris (2008); William T. Johnson, Jr. (2008); Robert J. Schoonover (2007); and L. T. Williams (2008).

3.	To increase the number of shares of authorized $2 par value common stock from 2,250,000 to 4,500,000. As a result of the stock split in the form of a 200% stock dividend declared on March 7, 2006 and payable on April 14, 2006, we have no remaining authorized and unissued shares. By increasing the number of authorized shares to 4,500,000 we will have 2,250,000 shares available to utilize in the future to raise additional capital, for other types of expansion, for future stock dividends or other corporate purposes, if needed. At the current time, there are no plans to issue additional shares for any such purpose.

Increasing the number of authorized shares will not change your ownership percentage (unless additional shares are issued in the future), your voting rights or the market value of your shares nor will it result in any form of income to you. It will also not change the amount of the corporation’s capital.

Approval of this item will require an amendment to Article FOURTH of the corporation’s Certificate of Incorporation. The proposed revision is as follows:

FOURTH. The corporation shall have authority to issue four million five hundred thousand (4,500,000) shares of stock, and the par value of each share shall be two dollars ($2.00).

4.	To conduct such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record as of the close of business on March 1, 2006 are entitled to notice and to vote at the meeting. A majority of the outstanding capital stock represented in person or by proxy shall constitute a quorum at the meeting. Each of the matters to be voted on shall be decided by a majority of the votes cast.

I urge you to sign and date the enclosed proxy and return it at once in the enclosed envelope. Proxies may be revoked at any time before the shares subject to it are voted by

1) providing written notice to Leesa M. Harris, Secretary, Citizens Financial Corp., P.O. Box 1519, Elkins, WV 26241 or

2) executing a proxy bearing a later date or

3) voting in person at the annual meeting the shares represented by the proxy (your attendance at the annual meeting will not by itself revoke your proxy; you must vote in person at the annual meeting).

By Order of the Board of Directors

Sincerely,

Leesa M. Harris
Secretary

March 14, 2006

Exhibit 22 (cont.)

PROXY

CITIZENS FINANCIAL CORP.

ANNUAL MEETING OF STOCKHOLDERS-SATURDAY, APRIL 22, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF CITIZENS FINANCIAL CORP.

Edward L. Campbell, Carl Antolini, Jr., and Ann W. Knotts Harris, or any of them, each with all the powers and discretion the undersigned would have if personally present, are hereby appointed to represent the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Citizens Financial Corp. to be held on April 22, 2006 (including any adjournments or postponements thereof), and to vote all shares of stock of Citizens Financial Corp. which the undersigned is entitled to vote on all matters that properly come before the meeting, subject to any directions indicated in the boxes below.

This Proxy shall be voted as follows (MANAGEMENT RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING):

1.	FIX THE MAXIMUM NUMBER OF DIRECTORS AT TEN (10)

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	ELECTION OF THREE (3) CLASS 3 DIRECTORS (To serve three-year terms until the Annual Meeting of Stockholders to be held in April, 2009).

☐ FOR ALL NOMINEES LISTED BELOW	☐ AGAINST ALL NOMINEES LISTED BELOW

(INSTRUCTION: To vote against any individual nominee, strike a line through the nominee’s name in the list below)

Robert N. Alday

Cyrus K. Kump

John A. Yeager

3.	Change the number of shares of authorized $2 par value common stock from 2,250,000 to 4,500,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In the discretion of the Proxy representatives, to vote with respect to other matters that may come before the meeting or any adjournment thereof.

THE PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED, IF NO DIRECTIONS TO THE CONTRARY ARE INDICATED IN THE BOXES PROVIDED, THE REPRESENTATIVES WILL VOTE “FOR” THE ABOVE LISTED PROPOSALS.

DATED this      day of                     , 2006 (Please date this Proxy).

Signature of Registered Owner

Signature of Registered Owner

Number of Shares Held:

When signing as attorney, executor, administrator, trustee, or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

PLEASE DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.